UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2022

Lowell Farms Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56254	NA
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

19 Quail Run Circle, Suite B

Salinas, California 93907

(Address of principal executive offices)

(831) 998-8214

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 11, 2022, Kevin McGrath resigned from the Board of Directors (the “Board”) of Lowell Farms Inc. (the “Company”) and as a member of the audit committee of the Board (the “Audit Committee”), in each case effective as of January 11, 2022. Mr. McGrath’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.

Election of Director

On January 13, 2022, the Board elected Jeffrey Monat as a director of the Company and to serve as a member of the Audit Committee. [Mr. Monat is a designee of the Company’s Convertible Debentureholders and will serve on the Board until the Company’s 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier resignation, incapacity or removal.

Mr. Monat was recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.

There are currently no arrangements or understandings between Mr. Monat and any other person pursuant to which Mr. Monat was elected as a director. Mr. Monat is a partner of Merida Capital Partners, LLC, affiliates of which hold $902,185 in principal amount of the Company’s outstanding Convertible Debentures, warrants to purchase 4,512,414 Subordinate Voting Shares of the Company at an exercise price of $0.28 per share, and 500,000 Subordinate Voting Shares. There are currently no other transactions in which Mr. Monat has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 13, 2022, in connection with his election to the Board, the Board approved an award of options to Mr. Monat to purchase 75,000 Subordinate Voting Shares of the Company under the Company’s 2019 Stock and Incentive Plan at an exercise price equal to the closing price of such shares as of the date of grant.

On January 14, 2022, the Company issued a press release announcing Mr. McGrath’s resignation from the Board and Mr. Monat’s election to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

The slide presentations attached hereto as Exhibits 99.2 and 99.3, and incorporated herein by reference, will be displayed on the website of the Company beginning on January 14, 2022 and may be used by the Company in presentations to existing and prospective investors and to analysts on or after January 14, 2022.

The investor presentation has been updated for current financial and operational information. The harvest report reflects the monthly results of flower harvests at each of our greenhouses. The current month’s results are preliminary pending actual results once the drying process has been completed. These preliminary results are adjusted to actual in the following month’s report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit

99.1	Press Release as of January 14, 2022

99.2	Investor Presentation as of January 14, 2022

99.3	Harvest Report as of January 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2022	Lowell Farms Inc.

	By:	/s/ Brian Shure
Name: Brian Shure
Title: Chief Financial Officer